UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 8, 2011
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(b) W. Rufus Estis, Vice President and Controller, has announced his plans to leave Rosetta Resources Inc. (the “Company”) and will no longer serve as Vice President and Controller after November 11, 2010. Mr. Estis will be available to provide services to the Company during a transition period up to December 31, 2011.

(c) On November 8, 2011, the Company announced the appointment of Mr. Stephen A. Coan as Vice President and Controller for the Company effective November 14, 2011.  Mr. Coan will serve in this office until the next annual meeting of the Board of Directors of the Company and until his successor is duly elected and qualified or until his earlier death, resignation, or removal from office.

Prior to joining the Company, Mr. Coan, age 58, has served as Director, Integrations & Controls at LINN Energy, LLC, a Houston, Texas independent oil and gas company.  From 2006 to 2010, Mr. Coan was Upstream Finance Manager, Emerging Operations & Technical Support at ConocoPhillips, an integrated oil and gas company located in Houston, Texas. Mr. Coan held the position of International Controller for Burlington Resources, an independent oil and gas company in Houston, Texas from 2003 until joining ConocoPhillips.

Mr. Coan has not previously held any position with the Company.  There is no arrangement or understanding between Mr. Coan and any other persons pursuant to which Mr. Coan was selected to serve as an officer of the Company. There are no family relationships between Mr. Coan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Coan will receive an initial annual base salary of $225,000 and be entitled to participate in the Company’s annual incentive cash bonus program with a target annual bonus percentage of 50%.  Mr. Coan will be a participant in the Rosetta Resources Inc. Severance Plan and the Rosetta Resources Inc. 2009 Change-in-Control Plan for Executive Officers.  Mr. Coan will receive grants of performance share units in the amount of 2,548 units from the 2010 program and 2,925 units from the 2011 program and will receive a restricted stock grant of 3,000 shares on December 1, 2011 under the Company’s long-term incentive plan.  The restricted stock grant will vest in one year if he remains continuously employed until that time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2011	ROSETTA RESOURCES INC.

	By:	/s/ Randy L. Limbacher

Randy L. Limbacher
Chairman of the Board, Chief Executive Officer and President